Exhibit 10.1

NATIONAL MERCANTILE BANCORP

2005 Stock Incentive Plan

Incentive Stock Option Agreement

This ISO STOCK OPTION AGREEMENT (the “Agreement”) is made as of the [       ] day of [             ], [                  ] between NATIONAL MERCANTILE BANCORP, a California corporation (the “Company”), and [                   ] (the “Optionee”).

R E C I T A L S

The option granted pursuant to the 2005 Stock Incentive Plan (the “2005 Plan”), hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent possible.

NOW, THEREFORE, the parties hereto agree as follows:

1.             GRANT OF OPTION.  The Company hereby grants to the Optionee as of the date hereof (the “Date of Grant”) an incentive stock option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, [                 ] ([                ]) shares of the Company’s Common Stock, no par value (the “Option Shares”), at a purchase price of [                 ] per share.

2.             VESTING.  The Option shall vest and become exercisable as follows:

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provided, however, that no portion of the Option may be exercised by the Optionee to the extent that such exercise would cause an ownership change to occur pursuant to Section 382 of the Code.  Section 382 of the Code provides, among other things, that utilization of net operating losses will be restricted if there is a change in ownership of the loss corporation.  Changes in ownership are determined by reference to 5% shareholders.

3.             EXPIRATION OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.

(a)           The Option shall expire on the [        ] anniversary of the Date of Grant (the “Expiration Date”), except that (i) if the Optionee ceases, on or before the Expiration Date, for any reason other than death or permanent disability, to be employed by the Company or a subsidiary of the Company, the Option shall expire as provided in Section 6 below, and (ii) if the Optionee ceases, on or before the Expiration Date, to be employed by the Company or a subsidiary of the Company, by reason of death or permanent disability, the Option shall expire as provided in Section 7 below.  The term

“Employee” as used in this Option means an officer or other employee of the Company or any subsidiary (including an officer who is also a director of the Company or any subsidiary).

(b)           The Option may be exercised in whole or in part from time to time on or after [                 ] until the Expiration Date (subject to the provisions hereof), except that not less than one hundred (100) shares may be purchased at any time unless the number of shares then purchasable hereunder shall be less than one hundred.

(c)           Except as provided in Sections 6 and 7 below, none of the Option Shares may be purchased hereunder unless the Optionee, at the time he exercises the Option, is employed by the Company or a subsidiary of the Company, since the date hereof.  A leave of absence approved in writing by the Administrator (as defined in the 2005 Plan) shall not be deemed a termination of employment for any purpose of this Option.

(d)           As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option.  At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Shares otherwise issuable to Optionee upon the exercise of this Option.

4              METHOD OF EXERCISE OF OPTION.  The Option may be exercised only by delivery to the Company of a written notice of exercise specifying the number of Option Shares which the Optionee then elects to purchase, accompanied by payment in full of the aggregate exercise price for such shares (the “Exercise Price”), in cash or by check payable to the Company, or in shares of the Company’s Common Stock, represented by a certificate duly endorsed, transferring to the Company good and valid title to such shares, such shares to be valued on the basis of the aggregate Fair Market Value (as defined in Section 10 hereof) thereof on the date of such exercise.

5              NON-TRANSFERABILITY OF OPTION.  The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and it shall be exercisable, during the lifetime of the Optionee only by him or by his guardian or legal representative regardless of any community property interest therein of the spouse of the Optionee or such spouse’s successors in interest.

6.             TERMINATION OF EMPLOYMENT.

(a)           If the Optionee ceases to be employed by the Company or a subsidiary of the Company for any reason other than death or permanent disability, the Option shall expire three (3) months after the date the Optionee ceases to be so employed, unless by its terms it expires sooner.  The Option may be exercised by the Optionee within such three month period to the extent it was exercisable on the date of such cessation of employment.

(b)           The Option confers no right upon the Optionee with respect to the continuation of his employment with the Company or any of its subsidiaries, and shall not interfere with the right of the Company or a subsidiary, or of the Optionee, to terminate his employment at any time.

7.             DEATH OR PERMANENT DISABILITY OF OPTIONEE.  If the Optionee ceases to be employed by the Company or a subsidiary of the Company by reason of death or permanent disability, the Option shall expire one (1) year after the date of such death or disability, unless by its terms it expires sooner.  The Option may be exercised only (i) by the Optionee within such one year period to the extent it was exercisable on the date of permanent disability or (ii) by the heirs of the Optionee within such one year period to the extent it was exercisable on the date of death.

8.             ADJUSTMENTS UPON THE OCCURRENCE OF CERTAIN EVENTS.

(a)           If the outstanding shares of the Company’s Common Stock are increased, decreased, or exchanged for or converted into cash, property or a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, merger, consolidation, restructuring, stock dividend, stock split, reverse stock split or other similar transaction, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction provide otherwise, an appropriate and proportionate adjustment shall be made in the Option Shares pursuant to which the Options relate.  Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each Option Share.

(b)           No adjustment provided for in this Section 8 shall require the Company to sell a fractional share under the Options.

9.             CORPORATE TRANSACTIONS.

(a)  This Option shall terminate upon consummation of the Corporate Transaction (as defined below) unless the Administrator determines that they shall survive.  If the Administrator determines that this Option shall survive, and if the Company shall not be the surviving entity in the Corporate Transaction, the Administrator shall provide that this Option shall be assumed or an equivalent Option substituted by an applicable successor entity or any affiliate of the successor entity.  If this Option terminates upon consummation of the Corporate Transaction, then this Option shall be deemed fully vested and exercisable immediately prior to the consummation of the Corporate Transaction and provided that this Option has not expired by its terms the Optionee shall take all steps necessary to exercise this Option prior to the Corporate Transaction.  The Administrator shall provide the Optionee notice of the proposed Corporate Transaction at least 10 days prior thereto or as soon as may be practicable.

(b) For purposes of this Section a  “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity as a result of which the Company’s Common Stock is changed into or exchanged for cash or property or securities not of the Company’s issue (other than a merger with a wholly-owned subsidiary or reincorporation merger); or (iii) a sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions.

10.           DELIVERY OF STOCK CERTIFICATES.  Upon the exercise of all or a portion of the Option, the Company, as promptly as practicable, shall mail or deliver to the Optionee a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith.  The issuance of such shares and delivery of the certificate or certificates therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed or quoted on the Nasdaq, (b) such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company may determine to be necessary or advisable, and (c) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the exercise of the Option or the receipt of such shares.

11.           DETERMINATION OF FAIR MARKET VALUE.  For purposes of this Agreement, the “Fair Market Value” of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

12.           NOTICES, ETC.

(a)           Any notice hereunder by the Optionee shall be given to the Company in writing and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company’s corporate offices at the principal executive offices of the Company, or at such other address as the Company may designate by notice to the Optionee.

(b)           Any notice or other communication to the Optionee shall be in writing and any such communication and any delivery to the Optionee hereunder shall be deemed duly given or made if mailed or delivered to the Optionee at such address as the Optionee shall have on file with the Company or in care of the Company at the  address of its corporate offices indicated above.

13.           WAIVER.  The waiver by the Company of any provision of the Option shall not operate as or be construed to be a waiver of the same provision or any other provision hereof at any subsequent time or for any other purpose.

14.           IRREVOCABILITY.  The Option shall be irrevocable until it expires as herein provided.

15.           EFFECTIVE DATE.  The Option shall be deemed granted and effective on the Date of Grant.

16.           INTERPRETATION AND CONSTRUCTION.  The interpretation and construction of the Option by the Administrator shall be final, binding and conclusive.  The section headings in this Agreement are for convenience of reference only and shall not be deemed part of, or germane to the interpretation or construction of, this Agreement.

NATIONAL MERCANTILE BANCORP

By:
Name:
Title:

[ ]
Optionee

By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.

Spouse of Optionee